EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FSB Bancorp, Inc. of our report dated March 16, 2017, relating to the consolidated financial statements of FSB Bancorp Inc. as of December 31, 2016 and FSB Community Bankshares, Inc. and Subsidiary (the predecessor to FSB Bancorp, Inc.) as of December 31, 2015, appearing in the Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-37831).

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
Syracuse, New York
September 29, 2017